UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 19, 2020

Air T, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road
Denver, North Carolina 28037__________
(Address of Principal Executive Offices, and Zip Code)

________________(828) 464-8741__________________
Registrant’s Telephone Number, Including Area Code

________________Not applicable__________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Global Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Warrant to purchase AIP	AIRTW	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
 Item 1.01    Entry into a Material Definitive Agreement

On December 11, 2020, Airco 1, LLC (“Airco 1”), (a 100%-owned subsidiary of Airco, LLC (“Airco”), which is a 100%-owned subsidiary of Air T, Inc. (the “Company”) and Park State Bank (“PSB”), entered into a Main Street Priority Loan Facility Term Loan Agreement (the “Loan Agreement”) and related documentation for a loan (the “Main Street Loan”) in the aggregate amount of $6,200,000 for which PSB served as lender pursuant to the Main Street Priority Loan Facility as established by the Board of Governors of the Federal Reserve System Section 13(3) of the Federal Reserve Act. On December 19, 2020, the Company learned that the Main Street Loan had been approved. The loan transaction was completed on December 22, 2020. The loan proceeds are to be used to refinance indebtedness of Airco 1, LLC.

The principal terms of the Main Street Loan are: (a) interest on the loan accrues at a floating rate of LIBOR plus 3.00% and interest is payable commencing December 11, 2021; (b) 15% principal payments plus 15% of the amount of capitalized interest are due on December 11, 2023, and 2024, with the remainder due on the loan maturity date – December 11, 2025; (c) the loan is not guaranteed; and, (d) a 2% origination fee was paid on funding of the loan. The loan contains affirmative covenants relating to a collateral coverage ratio and collateral valuation. The terms of the loan provide for customary events of default, including, among others, those relating to a failure to make payment, breaches of representations and covenants, and the occurrence of certain events. The loan is secured by a security interest in the assets of Airco 1 and a pledge of Airco’s membership interest in Airco 1.

The foregoing description of the Main Street Loan does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, the Promissory Note executed in connection with the Loan Agreement, the Security Agreement of Airco 1, and the Pledge Agreement of Airco, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure

Potential Aircraft Equity Vehicle and Management Business. The Company announced on December 23, 2020 that it expects in January 2021 to complete the transactions necessary to form a potential approximately $108,000,000 equity vehicle (“CFII”) and management business (“Contrail Asset Management”). The new business and joint venture are being formed to purchase and sell aircraft and engines to be relet or disassembled and sold for parts. The parties anticipate that CFII will be capitalized initially with approximately $108,000,000 in equity capital and that it will establish a portfolio of aircraft assets, focusing on whole aircraft and engine acquisitions, sale-leaseback transactions and end of life part-out solutions. The new business and equity joint venture is expected to be funded principally by three investment partners and the Company. The Company expects that the manager of the venture will be ninety (90%) owned by the Company and that the Company will invest approximately $8,000,000 in the venture. The capital contributed by the investors -- presently anticipated to be approximately $100,000,000 -- will be contributed into CFII.

The business and joint venture transactions are not yet complete, and the equity capital has not yet been committed. In addition, the contemplated business and joint venture are subject to numerous other conditions and terms customary for transactions of this kind, including further due diligence review. While the parties project a commencement date in January 2021, such commencement may occur after this date and there is no assurance at this time that the formation of the business and joint venture, and commencement of operations, will occur.

A copy of the Press Release announcing the anticipated transactions is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Updated Investor Presentation. The Company updated its investor presentation to potential investor groups. A copy of the PowerPoint Presentation to be used by the Company for such presentations is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. A copy has also been posted on the Company’s website.

Item 9.01    Financial Statements and Exhibits

10.1    Term Loan Agreement for Mail Street Priority Loan Facility by and between Park State Bank and AirCo 1, LLC dated as of December 11, 2020.
10.2    $6,200,000 Main Street Priority Loan Facility Term of AirCo 1, LLC in favor of Park State Bank dated December 11, 2020.
10.3    Security Agreement of AirCo 1, LLC dated as of December 11, 2020.
10.4    Pledge Agreement by and between AirCo, LLC and Park State Bank dated as of December 11, 2020.
99.1    Press Release dated December 23, 2020 announcing proposed Aircraft Equity Vehicle and Management Business
99.2    Investor Presentation dated December 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2020

AIR T, INC.

By: /s/ Brian Ochocki
Brian Ochocki, Chief Financial Officer

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